Exhibit 10.2

 Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

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AMENDED AND RESTATED MASTER DEVELOPMENT AGREEMENT

THIS AMENDED AND RESTATED MASTER DEVELOPMENT AGREEMENT (this “Agreement”), effective as of July 06, 2020 (the “Effective Date”), is entered into by and between PDF Solutions, Inc., a Delaware corporation, with a principal place of business at 2858 De La Cruz Boulevard, Santa Clara, CA 95050 (“PDF”), and Advantest America, Inc., a Delaware corporation, with a principal place of business at 3061 Zanker Road, San Jose, CA 95134 (“Advantest”) (PDF and Advantest each, a “Party,” collectively, the “Parties”), and amends and restates, effective ab initio as of the Effective Date, in its entirety that certain Development Agreement, dated as of July 06, 2020, entered into by and between PDF and Advantest (the “Original Development Agreement”).

WHEREAS, the Parties desire to develop Integrated Products combining certain Technology owned by PDF and Technology owned by Advantest pursuant to the terms hereof; and

WHEREAS, PDF and Advantest wish to enter into this Agreement to amend and restate the Original Development Agreement to facilitate the development of Integrated Products set forth in this Agreement.

NOW, THEREFORE, the Parties agree, in consideration of the mutual promises herein and other good and valuable consideration, as follows:

1.	Definitions

In addition to any other definitions set forth in this Agreement, the following terms shall have the following meanings:

“Advantest Dedicated Developed Technology” means any Developed Technology that is Created by Personnel of PDF for Advantest under an SOW, is stated in such SOW to be “Advantest Dedicated Developed Technology”, to the extent that it does not include or use any PDF Technology.

“Advantest Named Competitor” means any of the following entities or their Affiliates: [***]

“Advantest-Owned Developed IP” is defined in Section 4.2.2.

“Advantest-Owned Developed Technology” means (i) any Developed Technology that is (or to the extent it is) Derivative Technology of Background Technology of Advantest, (ii) any other Developed Technology solely Created by Personnel of Advantest (including, for the avoidance of doubt, any Derivative Technology of (aa) any such Developed Technology, (bb) any Advantest Dedicated Developed Technology, and/or (cc) any Jointly Developed Technology, if such Derivative Technology in each case of (aa), (bb), and (cc) is Created by Personnel of Advantest (and no Personnel of PDF), but in all such cases excluding any PDF Dedicated Developed Technology), and (iii) any Advantest Dedicated Developed Technology. For the avoidance of doubt, “Advantest-Owned Developed Technology” shall not include any PDF-Owned Developed Technology or Jointly Developed Technology.

PDF Solutions and Advantest CONFIDENTIAL INFORMATION

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“Advantest Property” means and includes, individually and collectively, (i) any Advantest Technology, (ii) all Intellectual Property Rights in and to any and all Background Technology of Advantest, (iii) all other Intellectual Property Rights owned, co-owned, acquired, licensed, or obtained by Advantest or any of Advantest’s Affiliates prior to the Effective Date or thereafter outside any Development, (iv) any Advantest-Owned Developed IP, and (v) Advantest’s equal one-half (1/2) undivided co-ownership of any Joint IP. For the avoidance of doubt, “Advantest Property” shall not include any Background Technology of PDF.

“Advantest Technology” means, individually and collectively, all (i) Background Technology of Advantest, including any Contribution of Advantest, (ii) Advantest-Owned Developed Technology, and (iii) other Technology acquired, licensed or obtained by Advantest or its Affiliates after the Effective Date outside of any Development.

“Affiliate” of a Party means any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with such Party; “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of another person or entity, whether through ownership of voting securities, by contract or otherwise, but only during such time while such control exists.

“Background Technology” of a Party means any Technology that is owned, acquired, or Created by or for such Party or any Affiliate of such Party prior to the Effective Date, or thereafter outside of any Development.

“Commercialization Agreement” means any commercialization agreement and/or support agreement that the Parties or their Affiliates may enter into in conjunction with the commercialization of any Integrated Product, as may be specified in the applicable SOW.

“Contribution” of a Party means Technology and Information of any kind, in any form, format, and manner, that such Party discloses, provides, or makes available to the other Party under or in connection with this Agreement, or uses for or in, or in the course of, any Development, except for any Technology and Information that (i) such Party has received or obtained from the other Party or any of its Personnel, or (ii) constitutes Developed Technology.

“Create” means, with respect to any Technology, the development, design, discovery, invention, authoring, or creation thereof.

“Derivative Technology” of any Technology means any improvement, customization, adaptation, modification, evolution, derivative work, or derivation of or from or to or based on such Technology, including application programming interfaces (APIs) included therein. For the avoidance of doubt, Derivative Technology of any Technology includes any Developed Technology Created in connection with any Development that consists of any rules or dependent actions included or used in such Technology, or any part or iteration thereof, and/or implements any suggestions, ideas, reports, error identifications, feedback, or comments (whether provided by a Party, its Affiliates, its Personnel, or a third party) directed or relating to such Technology, under or in connection with this SOW, or any part or iteration thereof.

PDF Solutions and Advantest CONFIDENTIAL INFORMATION

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“Developed Technology” means, individually and collectively, all Technology Created by either Party’s Personnel alone, or by both Parties’ Personnel jointly, as part of or as a result of any Development pursuant to an SOW. For the avoidance of doubt, Developed Technology does not include any Background Technology, even if such Background Technology is used or included in the Creation of any Developed Technology.

“Development” has the meaning set forth in Section 2.1.

“Development Completion” means, with regard to an Integrated Product, the date on which the Parties give their express prior written approval of a completed Integrated Product pursuant to the Acceptance Process described in Section 2.4.7.

“Development Plan” has the meaning set forth in Section 2.2.

“Information” means, individually and collectively, any Material, data, and information of any kind, in any form, format, and manner, related to Technology and/or otherwise.

“Integrated Product” means an integrated product consisting of components of both the PDF Technology and Advantest Technology as integrated or combined (including via newly developed application programming interfaces (APIs)) as agreed by the Parties pursuant to an SOW and finally approved by each Party for commercialization as provided in such SOW or otherwise in a signed agreement between the Parties.

“Intellectual Property Right” means any of the following, anywhere in the world and under any law: (i) any patent and patent application (including any provisional application, any utility and any design patent and patent application, any continuation, continuation-in-part, divisional, reissue, reexamination, substitution, and extension, and any national, foreign, and international counterpart and equivalent), other right in or to any invention or any invention disclosure, or any right in or to or arising from any utility model, and any right of priority related thereto, (ii) any copyright, mask work right, and any right similar thereto, whether arising from statute, regulation, common or judicial law, treaty or otherwise, and any registration, application for registration, and renewal thereof or related thereto, (iii) any right in or to or arising from any trade secret, know-how, or confidential information, (iv) any right in or to or arising from any data, database, computer program, application, system, or code, (v) any attribution, integrity, and other moral right, (vi) any Mark, and (vii) any other intellectual or industrial property right, whether existing now or being recognized or created in the future.

“Jointly Developed Technology” means, individually and collectively, any and all (i) Developed Technology that is neither Advantest-Owned Developed Technology nor PDF-Owned Developed Technology and is Created jointly by the Personnel of both Parties under or in connection with any Development, and (ii) New NRE Developed Technology.

“Mark” means any trademark, service mark, trade name, corporate name, business name, domain name, logo, slogan, trade dress, design, and other designations of source or origin, and any registration, application for registration, extension, and renewal thereof or related thereto, and any common law rights therein or thereto, and all goodwill symbolized by any of the foregoing or associated therewith.

“Material” means, individually and collectively, any material, document, item, and other tangible property of any kind.

PDF Solutions and Advantest CONFIDENTIAL INFORMATION

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“Milestone” is defined in Section 2.2.

“New NRE Developed Technology” means any Developed Technology (but excluding any Background Technology of either Party or any Derivative Technology of any such Background Technology) that is Created by Personnel of PDF for Advantest under an SOW to the extent expressly identified in such SOW as “New NRE Developed Technology”, if (and then only to the extent) the Development thereof is described in writing to an executive level of PDF (i.e. CEO or EVP, Product & Solutions) and is expressly agreed to be provided on such basis by PDF at an executive level by entrance into an SOW that identifies it, and is paid for by Advantest pursuant to such SOW.

“New NRE Developed Technology IP” means, individually and collectively, any New NRE Developed Technology and any Intellectual Property Rights existing in or covering solely such New NRE Developed Technology (excluding, for the avoidance of doubt, any Intellectual Property Rights existing in or covering also any Advantest-Owned Developed Technology, any PDF-Owned Developed Technology, any Background Technology, or any Jointly Developed Technology other than such NRE Developed Technology).

“Owned Developed Technology” means: (i) with regard to Advantest, any and all Advantest-Owned Developed Technology, or (ii) with regard to PDF, any and all PDF-Owned Developed Technology.

“PDF Dedicated Developed Technology” means any Developed Technology that is Created by Personnel of Advantest for PDF under an SOW, is stated in such SOW to be “PDF Dedicated Developed Technology”, to the extent that it does not include or use any Advantest Technology.

“PDF-Owned Developed IP” is defined in Section 4.2.1.

“PDF-Owned Developed Technology” means (i) any Developed Technology that is (or to the extent it is) Derivative Technology of Background Technology of PDF, (ii) any other Developed Technology solely Created by Personnel of PDF (including, for the avoidance of doubt, any Derivative Technology of (aa) any such Developed Technology, (bb) any PDF Dedicated Developed Technology, and/or (cc) any Jointly Developed Technology, if such Derivative Technology in each case of (aa), (bb), and (cc) is Created by Personnel of PDF (and no Personnel of Advantest), but excluding in all such cases any Advantest Dedicated Developed Technology or New NRE Developed Technology), and (iii) any PDF Dedicated Developed Technology. For the avoidance of doubt, “PDF-Owned Developed Technology” shall not include any Advantest-Owned Developed Technology or Jointly Developed Technology.

“PDF Property” means and includes, individually and collectively, (i) any PDF Technology, (ii) all Intellectual Property Rights in and to any and all Background Technology of PDF, (iii) all other Intellectual Property Rights owned, co-owned, acquired, licensed, or obtained by PDF or any of PDF’s Affiliates prior to the Effective Date or thereafter outside of any Development, (iv) any PDF-Owned Developed IP, and (v) PDF’s equal one-half (1/2) undivided co-ownership of any Joint IP. For the avoidance of doubt, “PDF Property” shall not include any Background Technology of Advantest.

“PDF Technology” means, individually and collectively, all (i) Background Technology of PDF, including any Contribution of PDF, (ii) PDF-Owned Developed Technology and (iii) other Technology acquired, licensed or obtained by PDF or its Affiliates after the date hereof outside any Development.

PDF Solutions and Advantest CONFIDENTIAL INFORMATION

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“Personnel” means, with regard to a Party, any employee or agent of, or any contractor used in connection with any performance under this Agreement by, such Party or any of its Affiliates.

“Project Manager” has the meaning set forth in Section 2.9.

“Schedule” means each numbered schedule attached after the signature page of this Agreement or any SOW, including any exhibits thereto, each of which shall be deemed to be a part of this Agreement.

“Section” means any of the numbered sections of this Agreement.

“SOW” means Schedule 2 attached hereto (as may be modified by the Parties), and any one or more additional specific statements of work substantially in the form set forth in Schedule 1 (as may be modified by the Parties), each of which shall expressly reference this Agreement and be entered into and signed by each Party through its authorized representative.

“Specifications” means, individually and collectively, the specifications and requirements for an Integrated Product including the specifications for an Integrated Product relative to each Party’s Contributions as set forth in, or determined by the Project Managers, pursuant to an SOW.

“Technology” means, individually and collectively, any technology, invention, creation, development, discovery, process, method, equipment, practice, work, know-how, information, software, code, data, device, product, design, application, implementation, conception, idea, and other intangible property of any kind.

“Term” means the period of time commencing on the Effective Date and ending upon the termination or expiration of this Agreement.

“Third Party Property” means any Technology or Intellectual Property Rights therein owned by any individual, entity, or other person other than a Party or an Affiliate of a Party. For the avoidance of doubt, “Third Party Property” may include open source software.

2.	Development

2.1     Development Undertaking. During the SOW Term (as set forth in the applicable SOW), the Parties shall cooperate to Create Integrated Products through one or more development phases as specifically set forth in one or more SOWs (each development work or phase set forth in an SOW, a “Development”). Upon completion of the Integrated Product in each phase, the Parties may intend to make each such Integrated Product commercially available to end customers under specific revenue sharing and support arrangements to be decided and agreed by the Parties in a Commercialization Agreement negotiated in good faith by the Parties.

2.2     SOWs. An agreed development plan and development schedule to achieve the objectives of each Development (each, a “Development Plan”) shall be set forth in one or more SOWs, including, among other things, specific milestones to be achieved by each Party thereunder (each, a “Milestone”), in accordance with the terms and provisions of this Agreement. Each SOW constitutes a separate agreement comprising its terms and conditions as well as the terms and conditions of this Agreement as related to such SOW. The terms of this Agreement shall be deemed to be incorporated by reference into each SOW, and together each SOW and this Agreement will constitute a single agreement with respect to the subject matter thereof. No amendment to an SOW shall be valid or effective unless and to the extent such amendment expressly refers to this Agreement and identifies such SOW, is signed by each Party through its authorized representative therefor, and the change, modification, addition, or variation is expressly set forth in such amendment. Any valid and effective amendment of an SOW shall be deemed to be a part of such SOW. In the event of a conflict between a provision in an SOW and a provision in this Agreement, the provision in the SOW shall prevail, unless this Agreement expressly states otherwise and except with respect to Sections 1, 4, 5, 6, 7, 8 and 9, which may only be changed by specific amendment to this Agreement (which, for clarity, may be set forth in the applicable SOW).

PDF Solutions and Advantest CONFIDENTIAL INFORMATION

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2.3     Project Management and Coordination. The Project Managers shall be responsible for the day-to-day management of the integration development activities of the Parties under an SOW, and shall determine the extent to which the Parties shall meet to discuss and resolve development issues as they arise. The Project Managers shall also determine the date and place of each such meeting. The Parties agree that the Project Managers shall be charged with cooperating fully with one another and coordinating all meetings and integration development activities so as to consider the most efficient, economical, convenient and timely approach to completing the project in accordance with the requirements of such SOW.

2.4     Development Terms. With regard to each Development under an SOW:

2.4.1     Each Party shall use commercially reasonable efforts to perform the activities and tasks set forth for such Party in such SOW and this Agreement.

2.4.2     Each Party shall provide and deliver, at their sole cost, such Contributions that are set forth to be delivered or provided by such Party to the other Party in such SOW. Otherwise, each Party is free to determine, in its sole discretion, whether and to what extent to deliver or provide any Contribution.

2.4.3     Each Party agrees to keep the other Party reasonably informed regarding activities and tasks undertaken by such Party in connection with such Development, including delivering periodic status and progress reports as agreed, including reporting any difficulties, problems or issues confronted or arising in connection with such Development or a Contribution in a timely manner and on a regular basis as set forth in this Agreement. Such reports shall be facilitated and delivered by the Parties’ respective Project Managers.

2.4.4     Each Party agrees to promptly disclose and provide to the other Party any documented software requirements and any documented software designs that are Created by such Party’s Personnel and comprise Developed Technology or include or use any Confidential Information of such other Party or any Affiliate of such other Party. Such disclosures shall be facilitated and delivered by the Parties’ respective Project Managers.

2.4.5     Each Party shall make commercially reasonable efforts to identify and resolve problems arising in connection with a Development.

2.4.6     To the extent applicable (as set forth in the applicable Development Plan or Specifications), each Party shall promptly, but in any event, within [***] (provided that such Party may extend such time as reasonably necessary) conduct testing, inspection, and review of any Contribution provided to such Party at the end of each Milestone, if any, for conformance with the applicable Specifications and other requirements under this Agreement and the applicable SOW and approve such Contribution or identify any non-conformance. Approval of such Contribution shall not be unreasonably withheld by such Party. The Development of each Integrated Product shall be complete only upon both Parties’ unconditional approval of each stage (which shall not be unreasonably withheld) in an express prior written statement of approval after all agreed changes have been made by each Party thereto in accordance with the process set forth in this Section 2.4.7 (the “Acceptance Process”), without prejudice to Section 2.6.

PDF Solutions and Advantest CONFIDENTIAL INFORMATION

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2.5     Development Sites. Advantest will carry out its development tasks primarily at its premises and PDF will carry out its development tasks primarily at its premises. The Project Managers shall determine where and when additional development activities shall take place, and the applicable Development Plan may also provide for one Party to conduct certain development tasks at the premises of the other Party.

2.6     Corrections. Notwithstanding the Development Completion of each Integrated Product hereunder, if and to the extent PDF or Advantest identify any non-conformance, errors, malfunctions, or defects in an Integrated Product prior to commercialization and entrance into the Commercialization Agreement therefor, the Parties shall cooperate, and each take such steps, as necessary to promptly correct and rectify any such non-conformance, error, malfunction, and defect. The provisions in this Agreement and an SOW related to a Development shall apply to such cooperation and corrective steps related to such Development to the extent such provisions are, by their nature, applicable to such cooperation or step.

2.7     Time of Performance. Each Party will use commercially reasonable efforts to complete its respective Development activities and tasks and to deliver the deliverables for which it is responsible within the times and timeframes set forth in this Agreement and the applicable SOW and Development Plan.

2.8     Employees and Contractors. Except as may be set forth in an SOW, each Party may utilize any employees, agents, or contractors for any Development as determined by such Party in its sole discretion; provided, however, that such Party is obligated and responsible for causing each of its Personnel to perform the same obligations as such Party has under Sections 2, 3 and 4 as applicable to such Personnel; provided further, that PDF shall not subcontract any portion of any Development, or provide access to Advantest Confidential Information, to any Advantest Named Competitor. Each Party shall be liable for all acts, omissions, performance, and non-performance of any Personnel of such Party used by such Party for any Development.

2.9     Communications, Meetings and Meeting Reports. Each Party will designate one individual to serve as its contact person for each Development (each, a “Project Manager”) by written notice to the other Party. Each Party may replace a Project Manager, at any time in its sole discretion by providing written notice (including in the applicable SOW). The Parties agree that the Project Managers shall meet or hold a conference call from time to time, but not less often than once every [***], to update both Parties on the status of such Development. The Project Managers shall agree on the agenda for each meeting at least three (3) business days in advance of such meeting. The attendees at such meetings shall be at the discretion of each Party. A [***] report in a form that is satisfactory to both Parties shall be generated by one or both Project Managers (as agreed by the Project Managers), which report shall (i) include the agenda for such meeting, (ii) summarize the status of such Development, and (iii) identify any issues relating to such Development. The report shall be sent to both Parties in connection with each meeting, which report shall be deemed to be confirmed by both Parties to be accurate unless a Party notifies the other Party of any inaccuracy in writing within [***] of receipt of such report. If a Party identifies an inaccuracy with respect to a report, the Project Manager shall work diligently to revise and recirculate the report.

2.10     Costs and Expenses. Except as may be set forth in an SOW, each Party shall bear its own costs and expenses in connection with all of its performance related to a Development, without any right of any payment, reimbursement, or compensation for any performance or deliverable related to a Development against the other Party, subject only to any right or remedies of such Party provided under this Agreement or applicable law.

PDF Solutions and Advantest CONFIDENTIAL INFORMATION

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2.11     Disputed Amounts. The Party owing any fees or payment under any SOW (the “Payor”) to the other Party (the “Payee”) may reasonably and in good faith dispute any such fees invoiced by the Payee to the Payor within [***] days after Payor’s receipt of such invoice, provided that the Payor promptly pays the undisputed portion of such invoice and notifies the Payee of such dispute within such [***] days. The Parties will negotiate in good faith to resolve such payment dispute within [***] days of Payor’s notice of such dispute. If any such undisputed portion is unpaid more than [***] after the Payor’s receipt of such invoice, the Payee may, without limiting its rights or remedies, suspend all of its services under such SOW until such undisputed portion is paid in full. The Payee will provide the Payor’s CFO written notice (email sufficient) that the Payor’s account is overdue at least [***] days prior to suspending such services. Notwithstanding the foregoing, the Payee shall only suspend the minimum portion of such services necessary to remediate the issue giving rise to the suspension until the outstanding accounts are resolved; provided that the Payee shall not be permitted to suspend such services due to a good faith dispute regarding an amount invoiced hereunder.

3.	Support & Training

3.1     Support. PDF and Advantest shall cooperate to jointly provide customer support as more specifically set forth in the applicable Commercialization Agreement. As to any demo product under a Development Plan, unless otherwise provided in an SOW, upon identification of an issue, resolving the issue will be assigned to PDF or Advantest depending upon whether the issue arises from PDF Technology or Advantest Technology, as applicable, and first line support related to PDF Technology will be performed by PDF and if related to Advantest Technology will be performed by Advantest. In the event of a conflict between the terms of this Agreement or the applicable Commercialization Agreement relating to the Parties’ support obligations, the terms of such Commercialization Agreement shall control.

3.2     Training. The Parties will cross-train each other’s Personnel in the usage of their products to an extent that they are competent in the operation of each Integrated Product, as set forth in the applicable SOW or Commercialization Agreement.

4.	Ownership and Rights

4.1     Limited Development Licenses.

4.1.1     Advantest License Grant to PDF. With respect to each Development under an SOW, Advantest hereby grants to PDF a limited, worldwide, revocable, non-assignable (except as provided in Section 9.4), non-transferable right and license during the term, without the right to grant sublicenses (except to the extent necessary to permit PDF’s Personnel to perform services for the sole purpose of such Development) or the right to grant any sublicense right, free of any royalty, license fee or other payment, under all Intellectual Property Rights owned by Advantest or any of its Affiliates in the applicable Contribution of Advantest and/or in Advantest-Owned Developed Technology, to use, and to have PDF’s Personnel use on PDF’s behalf, such Contributions of Advantest and such Advantest-Owned Developed Technology solely for such Development; provided that: (i) the license under this Section 4.1.1 does not grant any right or license to commercialize, or to use for commercialization, any such Contribution, Advantest-Owned Developed Technology, or any other Advantest Property; (ii) the license under this Section 4.1.1 shall expire and terminate automatically upon the earliest of the following: (1) with regard to each such Contribution or Advantest-Owned Developed Technology, upon the Development Completion of all Development for which use of such Contribution or Advantest-Owned Developed Technology is necessary, (2) the termination or expiration of such SOW (without affecting the license under this Section 4.1.1 for any Development under any other SOW) or (3) the termination or expiration of this Agreement.

PDF Solutions and Advantest CONFIDENTIAL INFORMATION

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4.1.2     PDF License Grant to Advantest. With respect to each Development under an SOW, PDF hereby grants to Advantest a limited, worldwide, revocable, non-assignable (except as provided in Section 9.4), non-transferable right and license during the term, without the right to grant sublicenses (except to the extent necessary to permit Advantest’s Personnel to perform services for the sole purpose of such Development) or the right to grant any sublicense right, free of any royalty, license fee or other payment, under all Intellectual Property Rights owned by PDF or any of its Affiliates in the applicable Contribution of PDF and/or in PDF-Owned Developed Technology, to use, and to have Advantest’s Personnel use on Advantest’s behalf, such Contributions of PDF and such PDF-Owned Developed Technology solely for such Development; provided that: (i) the license under this Section 4.1.2 does not grant any right or license to commercialize, or to use for commercialization, any such Contribution, PDF-Owned Developed Technology, or any other PDF Property; (ii) the license under this Section 4.1.2 shall expire and terminate automatically (subject to the last sentence of this Section 4.1.2) upon the earliest of the following: (1) with regard to each such Contribution or PDF-Owned Developed Technology, upon the Development Completion of all Development for which use of such Contribution or PDF-Owned Developed Technology is necessary, (2) the termination or expiration of such SOW (without affecting the license under this Section 4.1.1 for any Development under any other SOW) or (3) the termination or expiration of this Agreement.

4.2     Ownership of Developed Technology.

4.2.1     PDF-Owned Developed Technology. As between the Parties, PDF shall solely own all rights, title, and interest in and to any and all PDF-Owned Developed Technology and all Intellectual Property Rights to the extent existing or to exist solely in and to any PDF-Owned Developed Technology (individually and collectively, “PDF-Owned Developed IP”), which, for the avoidance of doubt, shall exclude any Advantest Property.

4.2.2     Advantest-Owned Developed Technology. As between the Parties, Advantest shall solely own all rights, title, and interest in and to any and all Advantest-Owned Developed Technology and all Intellectual Property Rights to the extent existing or to exist solely in and to any Advantest-Owned Developed Technology (individually and collectively, “Advantest-Owned Developed IP”), which, for the avoidance of doubt, shall exclude any PDF Property.

PDF Solutions and Advantest CONFIDENTIAL INFORMATION

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4.2.3     Newly Developed Technology. Except as may otherwise be set forth in an SOW: (i) any Jointly Developed Technology, and all Intellectual Property Rights existing in or covering solely such Jointly Developed Technology (excluding, for the avoidance of doubt, any Intellectual Property Rights existing in or covering also any Advantest-Owned Developed Technology, any PDF-Owned Developed Technology, or any Background Technology), shall be owned jointly and equally by the Parties, with each Party owning an undivided one-half equal co-ownership right (collectively, “Joint IP”); (ii) all Jointly Developed Technology not qualifying as Non-Confidential Information shall be Confidential Information of both Parties under Section 5, with each Party deemed to be both the Disclosing Party and the Receiving Party of such Jointly Developed Technology, other than any Information included in such Jointly Developed Technology that was Confidential Information of a Party before being included in such Jointly Developed Technology, which shall remain Confidential Information of only such Party; (iii) any Joint IP shall be available for use and utilization by either Party and its Affiliates and may be licensed by each Party to its Affiliates and Personnel solely for use or utilization on behalf of or for, and to perform services for the benefit of, such Party or its Affiliates; and (iv) neither Party shall be permitted to assign and transfer (except to the same extent as this Agreement under Section 9.4), otherwise license, file or prosecute any patent application, or enforce any of the Intellectual Property Rights included in the Joint IP against any infringer thereof without the prior written consent of the other Party. Notwithstanding the foregoing, except as expressly permitted in the following sentence, PDF and its Affiliates shall not license, transfer or otherwise make available to any Advantest Named Competitor any New NRE Developed Technology IP without the prior written consent of Advantest in each instance. In the event of a merger of PDF or a Restricted Affiliate with, direct or indirect change of control of PDF or a Restricted Affiliate to, or a sale or transfer of all or substantially all of the assets or business of PDF to, an Advantest Named Competitor: (a) if PDF or any Restricted Affiliate undergoes (1) a direct or indirect change of control to an Advantest Named Competitor or (2) a merger with an Advantest Named Competitor that is a holding company without any operations, then PDF and any Restricted Affiliates that undergo such merger or change of control (and any related direct or indirect change of control) that are in existence immediately prior to the consummation of such merger or change of control shall be permitted to continue to use and have access to such New NRE Developed Technology IP; and (b) if PDF undergoes a sale or transfer of all or substantially all of the assets or business of PDF to an Advantest Named Competitor, (1) if the Advantest Named Competitor that is the successor to PDF is a holding company without any operations, such successor shall be permitted to continue to use and have access to such New NRE Developed Technology IP, and (2) if the Advantest Named Competitor that is the successor to PDF has operations, then PDF shall be required to destroy or transfer all copies of any New NRE Developed Technology to, and assign any co-ownership or license that it has in, any New NRE Developed Technology IP to, an Affiliate of PDF without operations prior to the consummation of such sale or transfer; and (c) if PDF or a Restricted Affiliate undergoes a merger with an Advantest Named Competitor that has operations, then PDF or such Restricted Affiliate shall be required to destroy or transfer all copies of any New NRE Developed Technology to, and assign any co-ownership or license that it has in any New NRE Developed Technology IP to, an Affiliate of PDF without operations prior to the consummation of such merger. “Restricted Affiliate” means an Affiliate of PDF with operations that has ownership of or a license to any New NRE Developed Technology IP at the time of such change of control to an Advantest Named Competitor.

4.3     Reservation of Rights and Ownership.

4.3.1     As between each Party and its Affiliates on the one hand and the other Party and its Affiliates on the other hand, PDF shall solely own, and shall retain and continue to own all (and the other Party shall not own or co-own any) rights, title, and interest in and to any and all PDF Property. PDF and its Affiliates do not, and PDF and its Affiliates shall not be deemed to, and nothing in this Agreement shall be implied or interpreted that PDF or any of its Affiliates does, assign, transfer, convey, license (except as set forth in Section 4.1.2), grant any encumbrance or security interest, or agree to any claim, in or to any right, title, or interest in or to any PDF Property. If and to the extent that Advantest, any of its Affiliates, or any Personnel of Advantest, acquires or owns as a result of this Agreement or any performance hereunder any right, title, interest, ownership, co-ownership, license (except as set forth in Section 4.1.2), encumbrance, security interest, or claim in or to any PDF Property, Advantest agrees to assign and hereby assigns, and agrees to cause its Affiliates and Personnel to assign, to PDF all such rights, title, interest, ownership, co-ownership, license (except as set forth in Section 4.1.2), encumbrance, security interest, or claim, without payment or right to payment. Advantest shall, and shall cause such Affiliates and Personnel to, execute any document or take any reasonable action as requested by PDF to effect any such assignment. For the avoidance of doubt, subject to Section 4.2.3 with regard to any Joint IP, PDF and its Affiliates or other designees shall have the sole right to file and prosecute any application for, and obtain and retain, any patent or other registration for any Technology and any Intellectual Property Right included in the PDF Property, and to make or initiate any claim, action, proceeding, and other steps to enforce any Intellectual Property Right included in the PDF Property, and retain all judgments, awards, settlements, and other payments and value therefrom, all as decided by PDF and its Affiliates or other designees in their sole discretion, and all without any right or claim against Advantest or its Affiliates or Personnel for paying or sharing all or part of any cost or expense therefor and without any right or claim by Advantest or its Affiliates or Personnel to all or part of any such judgments, awards, settlements, or other payments or value.

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4.3.2     As between each Party and its Affiliates on the one hand and the other Party and its Affiliates on the other hand, Advantest shall solely own, and shall retain and continue to own all (and the other Party shall not own or co-own any) rights, title, and interest in and to any and all Advantest Property. Advantest and its Affiliates do not, and Advantest and its Affiliates shall not be deemed to, and nothing in this Agreement shall be implied or interpreted that Advantest or any of its Affiliates does, assign, transfer, convey, license (except as set forth in Section 4.1.1), grant any encumbrance or security interest, or agree to any claim, in or to any right, title, or interest in or to any Advantest Property. If and to the extent that PDF, any of its Affiliates, or any Personnel of PDF, acquires or owns as a result of this Agreement or any performance hereunder any right, title, interest, ownership, co-ownership, license (except as set forth in Section 4.1.1), encumbrance, security interest, or claim in or to any Advantest Property, PDF agrees to assign and hereby assigns, and agrees to cause its Affiliates and Personnel to assign, to Advantest all such rights, title, interest, ownership, co-ownership, license (except as set forth in Section 4.1.1), encumbrance, security interest, or claim, without payment or right to payment. PDF shall, and shall cause such Affiliates and Personnel to, execute any document or take any reasonable action as requested by Advantest to effect any such assignment. For the avoidance of doubt, subject to Section 4.2.3 with regard to any Joint IP, Advantest and its Affiliates or other designees shall have the sole right to file and prosecute any application for, and obtain and retain, any patent or other registration for any Technology and any Intellectual Property Right included in the Advantest Property, and to make or initiate any claim, action, proceeding, and other steps to enforce any Intellectual Property Right included in the Advantest Property, and retain all judgments, awards, settlements, and other payments and value therefrom, all as decided by Advantest and its Affiliates or other designees in their sole discretion, and all without any right or claim against PDF or its Affiliates or Personnel for paying or sharing all or part of any cost or expense therefor and without any right or claim by PDF or its Affiliates or Personnel to all or part of any such judgments, awards, settlements, or other payments or value.

4.3.3     Each Party agrees to assign and hereby assigns, and agrees to cause its Affiliates and Personnel to assign, to the other Party an undivided equal one-half (1/2) co-ownership interest in and to any Jointly Developed Technology and Joint IP, without payment or right to payment. At the other Party’s request, each Party further agrees to provide copies of or access to documentation, software and other Technology as may be reasonably necessary for the other Party to use such Jointly Developed Technology or Joint IP.

4.3.4     Notwithstanding anything to the contrary herein, (i) nothing in this Agreement is intended to or shall be deemed to transfer any Background Technology, or Intellectual Property Rights in or to any Background Technology, of a Party or its Affiliates, and (ii) the act of implementing or combining the Technology owned by one Party into the Technology owned by the other Party is not intended to, and shall not be deemed to, transfer, any right, title, or interest with respect to any Intellectual Property Rights of such Party in and to such Party’s Technology to such other Party or any third party.

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4.4     Further Assurances. Each Party shall provide any information and documents, sign any documents and affidavits, provide any testimony, or render any other assistance, upon request of the other Party, as is reasonable and necessary for the other Party to secure and perfect all such other Party’s ownership, rights, title and interest under the foregoing provisions of this Section 4. The Party providing assistance shall be promptly reimbursed by such other Party for any reasonable and necessary expenses related to any requested assistance under this Section 4.4; provided, however, that no attorneys’ fees or legal costs or expenses of the Party providing assistance shall be reimbursable except solely for reasonable attorneys’ fees if and to the extent such other Party agreed to such reimbursement in advance in writing. Each Party shall promptly notify the other Party of any suspected or threatened infringement of any Intellectual Property Right covering each Integrated Product. Each Party making an assignment or granting a license under this Section 4 to the other Party free of any obligation or liability of such other Party or any of such other Party’s Affiliates or Personnel to make or give any payment or value.

4.5     No Rights to Marks. Each Party retains any and all rights, title and interest in and to its Marks. Nothing in this Agreement or any performance hereunder grants, expressly or implicitly, the right to use, and neither Party may use, any Mark of the other Party without an express written trademark license agreement entered into by the Parties.

4.6     Third Party Property. Except as set forth in the applicable SOW, neither Party shall include any Third Party Property in the Integrated Product, without the express written approval of the other Party, which shall not be unreasonably withheld, delayed or conditioned.

5.	Confidentiality.

5.1     Confidential Information. During the Term of this Agreement, each Party (the “Disclosing Party”) may disclose or make available to the other Party (the “Receiving Party”), or the Receiving Party may obtain, Information of the Disclosing Party that is confidential and proprietary to the Disclosing Party, including if conspicuously marked “confidential” or “secret” or otherwise indicating its status as Confidential Information (individually and collectively, “Confidential Information” but excluding any Information that is Non-Confidential Information). “Non-Confidential Information” means any Information that, and to the extent it: (i) was already a publicly known at the time it was disclosed to or obtained by the Receiving Party; (ii) becomes publicly known after it was disclosed or obtained by the Receiving Party through no fault of the Receiving Party or any person acting for or on its behalf but only after the moment it becomes so publicly known; (iii) was already known to the Receiving Party other than under an obligation of confidentiality, non-disclosure, restriction, or non-use at the time it was disclosed to or obtained by the Receiving Party; or (iv) is developed by or for the Receiving Party independently without use of, and without any developer’s knowledge of, Confidential Information of any kind of the Disclosing Party. For the avoidance of doubt, (a) if a Party (as the Receiving Party) incorporates the Confidential Information of the other Party (as the Disclosing Party) into such Party’s Owned Developed Technology in accordance with the terms of this Agreement, the subsequent use and commercialization of such Owned Developed Technology by such Party shall not constitute a violation of this Section 5, provided that the other Party’s Confidential Information is not disclosed or made accessible to any third party as a result of such use or commercialization and (b) nothing in this Section 5 shall be deemed to, or shall be implied or interpreted to, assign, transfer, convey, license, grant any encumbrance or security interest, or agree to any claim, in or to any right, title, or interest in or to the other Party’s Intellectual Property Rights or Technology.

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5.2     Confidentiality. The Receiving Party shall keep in confidence and not disclose or disseminate to any third party and not use any Confidential Information of the Disclosing Party without the written consent of the Disclosing Party for a period of [***] years after the end of the Term; provided that the Receiving Party may (i) use Confidential Information provided by the Disclosing Party to it under this Agreement solely during the Term and solely for the purposes for which, and under the terms, if any, under which, it was provided; (ii) during the Term, disclose Confidential Information to, and permit use of such Confidential Information by, Personnel of the Receiving Party if and to the extent: (a) such Personnel then and continues (as long as such Personnel has, has access to or uses such Confidential Information) to be subject to a non-disclosure agreement or confidentiality obligation at least as stringent as the terms set forth in this Section 5, and (b) such Personnel has the need to receive and use such Confidential Information on behalf of the Receiving Party for the purpose for which, and under the terms, if any, under which, it was provided by the Disclosing Party to the Receiving Party; and (iii) use and disclose any Confidential Information of the Disclosing Party solely for the purpose of, and only as necessary for, enforcing any right of the Receiving Party under this Agreement. The Receiving Party shall protect the confidentiality of all Confidential Information of the Disclosing Party to the same degree as it protects the confidentiality of its own Confidential Information and in any event a reasonable degree of care.

5.3     Disclosure Obligation. If the Receiving Party is required to disclose any Confidential Information of the Disclosing Party in an administrative or judicial proceeding, the Receiving Party may do so only (i) if the Receiving Party promptly notifies the Disclosing Party of such requirement (unless applicable law prohibits such notice), (ii) reasonably assists the Disclosing Party, at the Disclosing Party’s expense and reasonable request, with exercising or asserting legal rights or remedies to prevent such disclosure and/or to obtain a protective order against such disclosure, and (iii) limits the disclosure to such Confidential Information that the Receiving Party is required to disclose in accordance with applicable law.

5.4     Non-Disclosure Agreement. The Parties entered into that certain Bilateral Nondisclosure Agreement dated May 29, 2019 (the “NDA”). As of the Effective Date, all Confidential Information (as defined in the NDA) of a Party shall be deemed to be Confidential Information of such Party hereunder, except solely if and to the extent any such Confidential Information has since become Non-Confidential Information, and be governed by this Agreement and no longer the terms of the NDA; provided, however, that any rights, remedies or liability accrued under the NDA before the Effective Date with regard to any Confidential Information covered thereunder shall continue to be effective.

6.	Indemnity.

6.1     Indemnity by Advantest. Advantest shall, at its sole cost, defend PDF, its Affiliates, and each of its or their directors, officers, employees, independent contractors, agents, successors and assigns (the “PDF Indemnitees”) against any pending or threatened claim, action, suit, litigation, arbitration or other proceeding brought by a third party (collectively, “Action”), and indemnify and hold harmless from and against all liabilities, expenses, costs, losses, fines, penalties, judgments, settlements, claims, awards or damages (collectively, “Losses”) related to such Action (but which shall include reasonable attorneys’ fees, witness’s fees and defense costs for such Action only if Advantest is obligated to defend a PDF Indemnitee under this Section 6.1 against such Action and fails to provide such defense), to the extent caused by or resulting or arising from: (i) any infringement or misappropriation, or allegation of an infringement or misappropriation, of a third party’s Intellectual Property Right as a result of any Background Technology of Advantest or any Developed Technology provided by Advantest to PDF, except for any use thereof prohibited under this Agreement; or (ii) any violation of law, negligence, or willful misconduct by any Advantest Indemnitee (as defined in Section 6.2).

6.2     Indemnity by PDF. PDF shall, at its sole cost, defend Advantest, its Affiliates, and each of its or their directors, officers, employees, independent contractors, agents, successors, and assigns (the “Advantest Indemnitees”) against any pending or threatened Action, and indemnify and hold harmless from and against all Losses related to such Action (but which shall include reasonable attorneys’ fees, witness’s fees and defense costs for such Action only if PDF is obligated to defend an Advantest Indemnitee under this Section 6.2 against such Action and fails to provide such defense), caused by or resulting or arising from: (i) any infringement or misappropriation, or allegation of an infringement or misappropriation, of a third party’s Intellectual Property Right as a result of any Background Technology of PDF or any Developed Technology provided by PDF to Advantest, except for any use thereof prohibited under this Agreement; or (ii) any violation of law, negligence, or willful misconduct by any PDF Indemnitee.

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6.3     Procedure. The Party entitled to indemnity under the foregoing Section 6.1 or 6.2, as applicable (the “Indemnified Party”) shall (i) promptly notify the Party obligated to provide such indemnity under such Section 6.1 or 6.2, as applicable (the “Indemnitor”) in writing of the pending or threatened Action subject to such indemnity (the “Indemnified Action”) as soon as reasonably practicable after the Indemnified Party first becomes aware of such Indemnified Action, (ii) give the Indemnitor sole control of any defense and settlement of such Indemnified Action, and (iii) give, and shall cause the PDF Indemnitees (if Advantest is the Indemnitor under Section 6.1) or the Advantest Indemnitees (if PDF is the Indemnitor under Section 6.2) (the “Indemnitees”) to give, to the Indemnitor reasonable assistance requested by the Indemnitor in connection with any such defense or settlement; provided that the Indemnitor shall pay any reasonable and necessary out-of-pocket costs incurred by the Indemnitees for such assistance. The Indemnitor shall not make, without the Indemnified Party’s express prior written consent, any admission, settlement or concession that may interfere or negatively impact any right, title or interest of an Indemnitee or obligate an Indemnitee other than the obligation to pay any Losses for which the Indemnitor is obligated to indemnify the Indemnitee. The Indemnitor will not be liable for the settlement of an Indemnified Action by an Indemnitee without the Indemnitor’s prior written consent unless the Indemnitor breaches its duty to defend hereunder regarding such Action. If any Indemnified Action against the Indemnitees involves Losses subject to indemnity hereunder as well as other Losses, the Indemnitor shall nonetheless be fully responsible for defending, indemnifying and holding the Indemnitees harmless to the extent of those Losses that are subject to indemnity hereunder and shall provide reasonable cooperation to the Indemnitees’ counsel with respect to such other Losses asserted in the same Action.

6.4     Remedies. Should a Party’s Contribution (including Background Technology) or any Developed Technology Created by its Personnel (“Implicated Property”), or any part thereof (for purposes of this Section 6.4, the “Providing Party”), become or be subject to a threat of a claim for infringement or misappropriation by a third party, the Providing Party may, at its own expense and option, either (i) procure for the other Party the right or license to continue using such Implicated Property, (ii) create a work-around to the alleged infringement or misappropriation with non-infringing Technology or (iii) modify the Implicated Property so that it becomes non-infringing (but providing substantially equivalent functionality). If none of these options is reasonably practical, the other Party may require that the Providing Party cease using the Implicated Property in connection with the applicable Development and that the Parties discuss the impact thereof on such Development, including, if necessary, whether and how to continue such Development.

6.5     Sole Remedy. The indemnities set forth in Section 6.1 and Section 6.2 shall be each Party’s sole remedy and obligation, as applicable, with respect to any and all claims of infringement or misappropriation of third parties’ Intellectual Property Rights under this Agreement.

7.	Warranties; Liability.

7.1     Advantest Warranties. Advantest represents, warrants, and covenants as follows: (i) Advantest has not entered, and will not enter during the Term of this Agreement, into any agreement, contract, term sheet or promise that violate any of its obligations, representations, and warranties under this Agreement; (ii) Advantest has all rights, title and interest to perform all obligations of, and make all assignments, licenses, and grants made or to be made by, Advantest under this Agreement (provided that the foregoing shall not be deemed to be a warranty or representation of non-infringement of a third party’s Intellectual Property Rights); (iii) Advantest will perform all of its obligations under this Agreement in compliance with any applicable law; (iv) Advantest has full power and authority to enter into and perform under this Agreement; and (v) Advantest will not disclose or use any confidential Information of any third party in breach of any confidentiality, non-use or secrecy obligation to any third party regarding such Information.

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7.2     PDF Warranties. PDF represents, warrants, and covenants as follows: (i) PDF has not entered, and will not enter during the Term of this Agreement, into any agreement, contract, term sheet or promise that would violate any of its obligations, representations, and warranties under this Agreement; (ii) PDF has all rights, title and interest to perform all obligations of, and make all assignments, licenses, and grants made or to be made by, PDF under this Agreement (provided that the foregoing shall not be deemed to be a representation of non-infringement of a third party’s Intellectual Property Rights); (iii) PDF will perform all of its obligations under this Agreement in compliance with any applicable law; (iv) PDF has full power and authority to enter into and perform under this Agreement; and (v) PDF will not disclose or use any confidential Information of any third party in breach of any confidentiality, non-use or secrecy obligation to any third party regarding such Information.

7.3     DISCLAIMER. OTHER THAN THE WARRANTIES AND REPRESENTATIONS EXPRESSLY SET FORTH IN SECTIONS 7.1 AND 7.2 RESPECTIVELY, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY DISCLAIMS ALL, WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING SUCH PARTY’S PERFORMANCE AND CONTRIBUTIONS UNDER THIS AGREEMENT, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE OR WORKMANSHIP.

7.4     EXCLUSION AND LIMITATION OF LIABILITY. EXCEPT IN CONNECTION WITH (1) A PARTY’S INDEMNITY OBLIGATIONS, OR SUCH PARTY’S LIABILITY FOR BREACH OF ITS INDEMNITY OBLIGATIONS, UNDER SECTION 6 (Indemnity), (2) ANY INFRINGEMENT OR MISAPPROPRIATION BY A PARTY OF ANY INTELLECTUAL PROPERTY RIGHT OF THE OTHER PARTY, OR (3) ANY VIOLATION OF SECTION 4 (Ownership and Rights) OR SECTION 5 (Confidentiality): (i) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, SPECIAL OR LIQUIDATED DAMAGES OF ANY KIND UNDER OR IN CONNECTION WITH THIS AGREEMENT; AND (ii) IF A PARTY IS LIABLE FOR ANY DAMAGES UNDER ANY SOW, THE TOTAL AND AGGREGATE DAMAGES FOR WHICH SUCH PARTY IS LIABLE UNDER SUCH SOW SHALL BE LIMITED TO [***] U.S. DOLLARS (US[***]).

8.	Term and Termination.

8.1     Term. This Agreement shall be in effect from the Effective Date for a term commencing on the Effective Date and ending on the later of (i) the expiration or termination of all SOWs hereunder and (ii) [***] years from the Effective Date, unless this Agreement is earlier terminated in accordance with Section 8.2 or by a mutual written agreement of the Parties.

8.2     Termination. This Agreement or any SOW entered into hereunder may be terminated as follows:

8.2.1     A Party may terminate an SOW at any time prior to the Development Completion by providing written notice of termination to the other Party if: (i) any of the material goals, tasks, targets, or completion of part of the applicable Development identified in the SOW to be achieved or completed by a given Milestone is not achieved or completed by such Milestone to such terminating Party’s satisfaction and is not so achieved and completed within [***] days after such terminating Party notifies such other Party of such failure, in which case such termination shall be effective automatically, without need for any further notice, at the end of such [***] day period, or (ii) without cause, if such terminating Party decides, in its sole discretion, that it is not feasible or commercially reasonable or desirable for it to continue such Development under such SOW.

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8.2.2     A Party may terminate an SOW by providing the other Party with written notice of termination in the event of material breach of such SOW by such other Party, which material breach shall be identified in such written notice, and which termination shall become effective at the end of [***] days of such written notice of termination unless such other Party fully cured such material breach within such [***] day period. Termination of an SOW shall not, by itself, terminate this Agreement or any other SOW.

8.2.3     A Party may terminate this Agreement by providing the other Party with written notice of termination in the event of material breach of this Agreement, which material breach is not limited to breach of the terms of a particular SOW, by such other Party, which material breach shall be identified in such written notice, and which termination shall become effective at the end of [***] days of such written notice of termination unless such other Party fully cured such material breach within such [***] day period.

8.2.4     A Party may terminate an SOW by written notice of termination effective immediately if the other Party materially breaches such SOW (including the terms of this Agreement as incorporated into such SOW) after such Party had previously issued two notices of termination under Section 8.2.2 that became ineffective as a result of a cure by such other Party.

8.2.5     A Party may terminate this Agreement by providing the other Party at least [***] days’ prior written notice of termination in the event that the other Party is in material violation of applicable law, including as set forth in Section 9.3.

8.2.6     A Party may terminate this Agreement by written notice of termination effective immediately if the other Party discontinues its business operations, takes steps to dissolve or cease to exist, admits its inability to pay its debts as they become due, files or is or becomes subject to a petition in bankruptcy (or similar reorganization proceeding) or makes a general assignment for the benefit of its creditors, or becomes subject to the appointment of a receiver.

8.2.7     A Party may terminate this Agreement by providing the other Party at least [***] days’ prior written notice of termination in the event that there are no active SOWs hereunder.

8.3     Termination By Advantest. This Agreement may be terminated by Advantest immediately upon written notice to PDF upon the merger of PDF or an Involved Affiliate with, direct or indirect change of control of PDF to, or the sale or transfer of all or a substantial portion of all of the assets or business of PDF to, an Advantest Named Competitor. “Involved Affiliate” means an Affiliate of PDF that, at the time of such change of control, controls the Development, or owns or controls the material Contributions of SOW for the Development, under an SOW in effect at the time of such change of control.

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8.4     Effect of End of Term; Survival. In the event of a termination of an SOW (whether as a result of the termination of such SOW alone or as a result of the termination of this Agreement) by PDF under Section 8.2 or by Advantest under Section 8.3, PDF is entitled to, and Advantest shall pay PDF with [***] days after the effective date of such termination (the “Termination Effective Date”), (1) all payments owed to PDF under such SOW before or on the Termination Effective Date (including for any milestones reached by the Termination Effective Date) to the extent such payments have not been paid to PDF before or on the Termination Effective Date, and (2) with regard to any other payment to PDF under such SOW that is not owed before or on the Termination Effective Date but would have been the next payment owed to PDF if such SOW had continued (including the payment upon reaching the next following milestone), the amount of such payment pro-rated by a share equivalent to the number of days (or estimated number of days) between the Termination Effective Date and the date on which such payment would have been (or would be estimated to have been) owed to PDF under such SOW. Upon the end of the Term, except as otherwise provided in the applicable Commercialization Agreement: (i) Advantest shall return, deliver, or provide to PDF all Material and Information included in PDF Property, and irretrievably delete any copies and manifestations of such Material and Information remaining despite such return, delivery, or provision, in the possession or control of Advantest or any of its Affiliates or Personnel, and (ii) PDF shall return, deliver, or provide to Advantest all Material and Information included in Advantest Property, and irretrievably delete any copies and manifestations of such Material and Information remaining despite such return, delivery, or provision, in the possession or control of PDF or any of its Affiliates or Personnel. This obligation to return or destroy information shall not apply to software and information that is stored in backup or other disaster recovery systems, archives, or other storage systems that make it impractical to destroy such information; provided, however, that for so long as a Party retains the Information it shall be obligated to maintain the protections described in Section 5. All provisions in Sections 4, 5, 6, 7.3, 7.4, this Section 8.4, and Section 9, and the definitions in Section 1 as relevant for such provisions, shall survive the termination or expiration of this Agreement.

9.	Miscellaneous

9.1     Remedies; Injunctive Relief. Each Party recognizes that any actual or potential violation, breach, non-performance of, or default under, any provision in Sections 4 (Ownership and Rights) and/or 5 (Confidentiality) or an infringement or other violation of either Party’s Intellectual Property Rights may cause irreparable injury to the other Party for which such other Party may have no adequate remedy at law. Therefore, each Party agrees that the other Party shall be entitled to seek injunctive relief or specific performance, without any requirement to post any bond, to enforce any obligation, agreement, covenant, term, or condition, or to prove actual damages or that monetary damages are not an adequate remedy, under Sections 4 and/or 5. Such remedies are not exclusive and are in addition to all other remedies available to such other Party, all as such other Party elects in its sole discretion.

9.2     Relationship of the Parties; No Third-Party Beneficiaries. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement constitutes, and shall not be construed as constituting or creating, any agency, partnership joint venture, including for United States federal income tax purposes, or other form of join enterprise, employment, or fiduciary relationship between the Parties, and neither Party shall have any right to obligate or bind the other Party in any manner whatsoever. Nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

9.3     Export Control and Legal Compliance. Each Party shall comply with all applicable law, including all applicable import and export laws, rules and regulations with respect to the transfer of any Technology, including export controls under the laws and regulations of the United States, including the Export Administration Regulations, 15 C.F.R. Parts 730-774. Each Party will comply strictly with all such United States export controls, and shall not export, re-export, transfer, divert or disclose any Technology to any destination, end-use or end-user that is prohibited or restricted under such United States export control laws and regulations, except as specifically authorized by the Department of Commerce. If requested by a Party, the other Party agrees to sign written assurances and other export-related documents as may be required to comply with U.S. export regulations. Each Party shall at all times strictly comply with all applicable laws, regulations, and governmental orders, now or hereafter in effect, relating to the performance of its activities under this Agreement, and not engage in any practices or activities that is prohibited or in violation of any such law, regulation or governmental order, including the United States Foreign Corrupt Practices Act and all other applicable anti-corruption and anti-bribery laws.

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9.4     Assignment and Transfer. Neither Party may transfer this Agreement either in whole or in part or assign its rights or delegate its obligations hereunder, or grant any security interest, lien, or encumbrance in or to this Agreement or any right under this Agreement, without the prior written consent of the other Party; provided, however, that no consent shall be required in connection with any transfer of this Agreement to an Affiliate of such Party or in connection with any merger, reorganization, or consolidation of such Party or any of its Affiliates, or the sale or transfer of all or substantially all of the assets or business of such Party. Any attempted transfer, assignment, or delegation in contravention of the foregoing shall be null and void. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties.

9.5     Interpretation. In this Agreement and SOW: (i) any provision in the caption and recitals of this Agreement are part of this Agreement; (ii) any reference to any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time; (iii) where this Agreement states that a Party “shall” or “will” perform in some manner or otherwise act or omit to act, it means that such Party is legally obligated to do so in accordance with this Agreement; (iv) the principle ejusdem generis shall not apply to any provision in this Agreement or any SOW, schedule or exhibit attached hereto; (v) the term “including” means “including without limitation” and is intended by way of example and not limitation; (vi) the provisions of this Agreement shall not be interpreted against the drafter, and for purposes of any interpretation, both Parties shall be deemed to be drafters of this Agreement; (vii) all headings are intended solely for the convenience of the Parties, and none will be deemed to affect the meaning or construction of any provision hereof; (viii) words of any gender used in this Agreement are intended to include any other gender, and words in the singular number include the plural, and vice versa, unless the context clearly indicates otherwise; (ix) the word “or” is not exclusive; (x) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole; and (xi) references to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof.

9.6     Entire Agreement; Amendment; Waiver.

9.6.1  This Agreement, together with each SOW, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein and supersede all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. For the avoidance of doubt, this Agreement is intended to govern the Parties rights and obligations with respect to the collaboration and Development of Integrated Products. Any disputes or claims for indemnification with respect to any Integrated Product pertaining to the Development of such Integrated Product shall be governed exclusively by the terms of this Agreement. To the extent that any dispute or claim for indemnification with respect to any Integrated Product pertaining to the marketing, commercialization, and support of such Integrated Product, such dispute or claim shall be governed by the terms of the Commercialization Agreement and not this Agreement. Nothing in this Agreement is intended to limit or modify the Parties respective rights or obligations under the Commercialization Agreement or any other agreements between the Parties or their Affiliates.

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9.6.2  No term or provision of this Agreement may be amended, waived, changed, replaced, or removed except solely by a written amendment expressly identified as being an amendment to this Agreement and expressly identifying such term or provision if such written amendment is signed by each Party through its authorized representative therefor; any other amendment, waiver, change, replacement, or removal of any term or provision of this Agreement shall be invalid and unenforceable. No waiver of all or part of any right or remedy by a Party shall be valid or effective unless it is made in writing by an authorized representative of such Party and is expressly identified as being waived in such writing. A failure of either Party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

9.7     Governing Law and Forum. THE VALIDITY, ENFORCEABILITY, AND PERFORMANCE OF THIS AGREEMENT, AND THE CONSTRUCTION AND INTERPRETATION OF ANY TERM AND ANY PROVISION IN THIS AGREEMENT, AND ANY DISPUTE UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY U.S. FEDERAL LAW AS APPLICABLE AND THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD OF ANY CONFLICT OF LAWS PROVISION THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. WITH RESPECT TO ANY DISPUTE, EACH PARTY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF, WAIVING ANY OBJECTIONS TO PERSONAL JURISDICTION IN, COMPETENT STATE AND FEDERAL COURTS IN THE STATE OF CALIFORNIA FOR ANY LITIGATION OR PROCEEDING, AND TO THE EXCLUSIVE VENUE OF SUCH LITIGATION OR PROCEEDING IN THE COUNTY OF SANTA CLARA, CALIFORNIA.

9.8     Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction and the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation shall save such provision, it will be severed from the remainder of this Agreement, as appropriate. The remainder of this Agreement shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by either Party hereunder. On such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall use their best efforts to negotiate, in good faith, to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.9     Notices. Any notice, request, consent, claim,, demand, or other communication to be given or delivered to a Party under or by reason of a provision of this Agreement shall be in writing and shall be deemed to have been given to such Party when delivered personally to such Party, or emailed or sent to such Party by United States Postal Service (USPS), United Postal Service (UPS), Federal Express (FedEx) express service, or reputable express courier service, with return receipt or signature/reply confirmation, as applicable, and with the charges prepaid, to the following address and attention of such Party, or another address notified hereunder by such Party at least thirty (30) days’ in advance for notices, demands, or other communications, to:

PDF:	Advantest:

PDF Solutions, Inc.	Advantest America, Inc.
Attn: CFO/General Counsel	Attn: CFO
2858 De La Cruz Boulevard	3061 Zanker Road
Santa Clara, CA 95050 (USA)	San Jose, CA 95134
legal.department@pdf.com

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9.10     Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the Party that signed it, but all of which together constitute one and the same agreement. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Party. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission in portable document format (.pdf) or .tiff format that includes a copy of the sending Party's signature(s), or by electronic signature, is as effective as signing and delivering the counterpart in person.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have signed and entered into this Agreement as of the Effective Date.

PDF SOLUTIONS, INC.	ADVANTEST AMERICA, INC.

/s/ Kimon Michaels	/s/ Douglas Lefever
By:	By:
Name: Kimon Michaels	Name: Douglas Lefever
Title: EVP, Products & Solutions	Title: President and CEO
Date: July 29, 2020	Date: July 29, 2020

[Signature Page to Amended and Restated Master Development Agreement]

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Schedule 1

Form of SOW

Statement of Work # [__]

This Statement of Work No. ____ (this “SOW”) is an SOW entered into as of ______ __, 20__ (the “SOW Effective Date”) by and between PDF Solutions (“PDF”) and Advantest America, Inc. (“Advantest”) under the Amended and Restated Master Development Agreement between PDF and Advantest dated as of ___________ __, 2020 (the “Agreement”). Any “Exhibit” attached to this SOW after the signature page of this SOW is incorporated into and a part of this SOW.

1.

Definitions. All terms not defined herein have the same meanings as set forth in the Agreement for the purpose of this SOW as well as the application of provisions of the Agreement to this SOW. [In addition, each of the following capitalized terms have the meaning associated with such term in the following definitions under this SOW and for the purpose of this SOW: [ADD ANY SPECIFIC DEFINITIONS USED ONLY IN THIS SOW].]

2.	Scope of Development.

a.	The Development under this SOW relates to the following: ___________________________.

b.

The Development shall be performed in accordance with the activities schedule set forth in Exhibit A to this SOW (the “Activities Schedule”). For each task in the course of the Development under this SOW (set forth in Column A of the Activities Schedule) (“Project Task”), PDF agrees to perform the activities and deliver any deliverables set forth in Column C of the Activities Schedule for such Project Task within the estimated delivery period set forth in Column D of the Activities Schedule, provided that PDF’s performance of such activities and delivery of any such deliverables within such estimated delivery periods are on condition of Advantest’s timely performance of the tasks and inputs set forth in Column B of the Activities Schedule. In the event that Advantest fails to perform, or delays in performing, such tasks or inputs, or updates its original inputs, and such delay is not caused by PDF, the estimated delivery periods will be adjusted reasonably, with a default of automatic postponement day-for-day for such delay unless the Parties agree otherwise in writing (including by e-mail). The Activities Schedule is subject to detailing and updating from time-to-time upon written agreement between the Parties. For the avoidance of doubt, PDF shall have no obligation hereunder for activities or deliverables that are not expressly set forth in Column C of the Activities Table for a specific Project Task.

3.	Contributions.

a.	PDF agrees to provide the following Contributions (if any):_____________________________.

b.	Advantest agrees to provide the following Contributions (if any):_____________________________.

4.	Acceptance. [ADD ADDITIONAL PROVISIONS REGARDING ACCEPTANCE.].

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5.	Payments. [ADD ADDITIONAL PAYMENT PROVISIONS.]

6.

Term and Termination. Unless terminated earlier, this SOW shall commence on the SOW Effective Date and continue to be in effect [ADD DEFINITE TERM OR OTHER PROVISION REGARDING THE TERM OF THIS SOW] (“SOW Term”). This SOW may be terminated by either Party as stated in the Agreement[ and [ADD ANY SPECIAL TERMINATION RIGHTS FOR THIS SOW, IF ANY, SUCH AS CROSS-DEFAULT AMONG DIFFERENT SOWS]].

7.	Project Managers. [ADD DETAILS OF PROJECT MANAGERS IF KNOWN.]

8.

Change Orders. In the event that a Party seeks to add to or change the scope of the Development, or the performance thereof or activities therefor, under this SOW, such Party shall state the request in writing to the other Party and include therein a written specification of the requirements detailing such proposed addition or change. The Parties shall jointly determine whether such requested change will have a significant impact on the Development, activities, schedule, risk, effort, materials, or cost. Unless the Parties, in mutual agreement, waive in writing the need for an amendment to this SOW, (i) such Party will submit a proposed amendment to this SOW documenting such requested addition or change and the additions or changes to the Development, activities, schedule, dependencies, specifications, allocation of risk, fees and expenses, and/or other terms and conditions, and (ii) the requested addition or change (or ultimate version thereof) shall not be effective or binding upon the Parties unless and to the extent such addition or change is set forth in a written amendment to this SOW agreed to by the Parties and signed by each Party through an authorized management representative of such Party.

9.	Modifications to Agreement. Solely for purposes of this SOW: [IDENTIFY ANY PROVISIONS THAT ARE INTENDED TO BE AMENDED IN THE AGREEMENT FOR PURPOSES OF THIS SOW, IF ANY.]

10.	[ADD ANY OTHER PROVISIONS TO BE INCLUDED IN THIS SOW, SUCH AS THE PRICE PER UNIT OF ANY DEVELOPED PRODUCT DEVELOPED UNDER THIS SOW]

11.

Miscellaneous. All terms and conditions of the Agreement shall apply to, and be deemed to be incorporated by reference into, this SOW as if expressly set forth herein. Subject to Section [9] of this SOW, in the event of a conflict, deviation or discrepancy between a provision, term, or condition in this SOW and a provision, term, or condition in the Agreement, the provision, term, or condition in (i) this SOW shall prevail with respect to Sections 2 and 3 of the Agreement and (ii) the Agreement shall prevail with respect to any other Sections of the Agreement.

IN WITNESS WHEREOF, each Party has executed this SOW as of the SOW Effective Date.

PDF SOLUTIONS, INC.	ADVANTEST AMERICA, INC.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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Exhibit A

Activities Schedule

- A - Project Task (Phase)	- B - Advantest Dependencies: Data, Activities or other Inputs Required from Advantest	- C - PDF Activities and Deliverables (based on Advantest Dependencies per column B)	- D – Estimated Delivery Period (based on timely performance of Advantest Dependencies)
1.
2.

Schedule 2

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